EXHIBIT 10.36





                  FINANCIAL PUBLIC RELATIONS ADVISER AGREEMENT
                            SUPPLEMENTAL AGREEMENT #1
                                February 5, 2004



Between:  JOERG SCHWEIZER         And: IQ POWER TECHNOLOGY INC.
          (the "Adviser")              (the "Corporation")
At:       Watzmannstrasse 9       At:  c/o Erlenhof Park, Inselkammer Strasse 4,
          81541 Muenchen               D-82008 Unterhaching, Germany
          Germany                      Facsimile: 011-4989-614483-40


IN  CONSIDERATION  of the  mutual  promises  and  covenants  and the  terms  and conditions herein and the extraordinary services of the Adviser to the Corporation in addition to those required under the August 1, 2003, Financial Public Relations Adviser Agreement with the Corporation (the "IR Agreement") as well as under the Adviser's previous agreement with the Corporation
(collectively the 2 agreements are referred to as the "IR Agreements"), the Corporation and the Adviser hereby agree as follows:

Position:                  The position of the Adviser shall remain as
                           originally stated in the IR Agreement.
Additional Services:       The description of Services shall be amended to
                           include those  services  reflected in Schedule "A"
                           hereto.
Term of Amendment          The provisions of this Supplemental Agreement shall
                           be in addition to the IR Agreement, have a term
                           commencing on February 5, 2004, and concluding on
                           June 30, 2004, and be deemed to have commenced on
                           February 5, 2004, notwithstanding the date of
                           execution.
Period of Services:        The period of services shall remain as originally
                           stated in the IR Agreement except that the Additional
                           Services described herein shall be provided as soon
                           as practicable during the term of this Supplemental
                           Agreement.
Compensation:              As consideration for the Additional Services of the
                           Adviser hereunder, the Corporation shall pay the
                           Adviser an additional fee of US$27,500 through the
                           issue of 50,000 common shares of the Corporation at a
                           deemed issue price per share of US $0.55 (EUR 0.44 @
                           US$1 to EUR 1.2603 as of February 5, 2004) payable in
                           two equal installments of 25,000 shares due on the
                           last day of each of April 2004 and June 2004.
Bonus:                     In recognition of the extraordinary contributions of
                           the Adviser to the undertaking of the Corporation in
                           addition to those required to date under the IR
                           Agreements, and specifically the provision of the
                           services herein contracted for during the period
                           August 1, 2002, through January 31, 2004, the
                           Corporation hereby awards the Adviser and agrees to
                           pay an immediate bonus of US$41,250 forthwith
                           following execution of this Supplemental Agreement #1
                           through the issue of 75,000 common shares of the
                           Corporation at the deemed issue price per share of
                           US $0.55.
Continued IR Agreement:    Except as supplemented or amended hereby, the terms
                           and conditions of the IR Agreement remain in full force and effect.



Executed and delivered by and on       Executed and delivered by and on behalf
behalf of the  Adviser at _______      of the  Corporation at Unterhaching,
effective ______________________.      Germany, effective ____________________.


                                        IQ POWER TECHNOLOGY INC.



/s/ Joerg Schweizer                     Per:  /s/ Peter Braun
-----------------------------           ---------------------------------------
JOERG SCHWEIZER                               Peter Braun, President


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                                  Schedule "A"

The Additional Services of the Adviser shall include the following:

1. Supporting the Corporation in processing financings;

2. Preparing adequate Corporate Presentation Materials;

3. Assisting the Corporation in preparing and updating its business plan;

4. Assisting the Corporation in administering and controlling the financing process;

5. Communicating with and advising the directors and officers of Corporation concerning the Services contracted for, including traveling to meet the directors and officers from time to time at the cost and expense of the Adviser;

6. Participating in presentations of the Corporation to institutional investors worldwide at the cost and expense of the Adviser;

7. Distributing Corporate Press Releases to particular international media (such as IR-World) at the cost and expense of the Adviser;

8. Introducing clients, customers, or other business opportunities to the Corporation with a view to generating sales of goods or services by the Corporation;

9. Assisting the Corporation in the creation and maintenance of a new Website.